Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, July 21, 2022
AMERICAN AIRLINES REPORTS SECOND-QUARTER 2022 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its second-quarter 2022 financial results, including:
•Second-quarter net income of $476 million, or $0.68 per diluted share. Excluding net special items1, second-quarter net income of $533 million, or $0.76 per diluted share.
•Record second-quarter revenue of $13.4 billion, which represents a 12.2% increase over the same period in 2019, despite flying 8.5% less capacity.
•Ended the second quarter with $15.6 billion of total available liquidity.
•Company continues to execute on its plan to pay down approximately $15 billion of total debt2 by the end of 2025.
“We are very pleased to report a quarterly profit, excluding net special items, for the first time since the start of the pandemic, driven by the strong demand environment and the hard work of our team,” said American’s CEO Robert Isom. “The American Airlines team has stepped up to meet the surge in demand for air travel while running a reliable operation in very challenging conditions. We are encouraged by the trends we’re seeing across the business, and we remain well-positioned for the continued recovery.”
Running a reliable operation
In the second quarter, American flew a schedule that was more than 25% larger than its closest competitor as measured by total departures. American and its regional partners operated more than 500,000 flights in the quarter, an 8% increase over the second quarter of 2021, with an average load factor of 87%, which is 10 points higher than the second quarter of 2021.
Despite a challenging operating environment in June, American’s on-time departure rate, on-time arrival rate and completion factor for the second quarter of 2022 were each improved versus the second quarter of 2019.
American is proud to offer customers the youngest fleet among U.S. network carriers and the largest network of any U.S. airline, with an expected average of more than 5,400 daily departures for the remainder of the summer.

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

Returning to profitability
American produced revenues of $13.4 billion in the second quarter, a 12.2% increase versus 2019 and a record for any quarter in company history. This record revenue was achieved while flying 8.5% less capacity than the same period in 2019, and there remains significant revenue potential going forward to the extent business and international travel improve further.
Domestic leisure travel remains very strong and surpassed 2019 levels in the second quarter and American also saw improvements in corporate and government revenue in the quarter. Demand for international travel also improved steadily during the second quarter and the company expects this to continue following the lifting of the COVID-19 testing requirement for inbound travel to the U.S.
Liquidity and balance sheet
American ended the second quarter with $15.6 billion of total available liquidity. Total debt reduction continues to be a top priority and the company remains on track to reduce overall debt levels by $15 billion by the end of 2025.
In the second quarter, the company made $1.0 billion in scheduled debt and finance lease payments, including paying off the remaining $433 million outstanding balance of its $750 million unsecured senior notes that matured in June. To date, American has reduced its overall debt by $5.2 billion from peak levels in the second quarter of 2021.
Guidance and investor update
American will continue to match its forward capacity with the resources required to support its operation. Based on current trends, the company expects its third-quarter total revenue to be 10% to 12% higher versus the third quarter of 2019 on 8% to 10% lower capacity. Based on these demand trends and the current fuel price forecast, the company expects to be profitable in the third quarter.
For additional financial forecasting detail, please refer to the company’s investor update, filed with this press release with the SEC on Form 8-K. This filing will also be available at
aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CDT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through Aug. 21.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The company recognized $84 million of pre-tax net special items in the second quarter of 2022, which principally included mark-to-market net unrealized losses associated with certain equity investments.
2.Total debt includes debt, finance leases, operating lease liability and pension obligations.

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

About American Airlines Group
To Care for People on Life's Journey®. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended June 30,		Percent Increase (Decrease)		6 Months Ended June 30,		Percent Increase (Decrease)
	2022	2021			2022	2021
Operating revenues:
Passenger	$12,223	$6,545	86.8		$20,041	$9,724	nm
Cargo	328	326	0.5		692	641	7.8
Other	871	607	43.5		1,588	1,121	41.7
Total operating revenues	13,422	7,478	79.5		22,321	11,486	94.3
Operating expenses:
Aircraft fuel and related taxes	4,020	1,611	nm	(1)	6,522	2,644	nm
Salaries, wages and benefits	3,235	2,862	13.0		6,389	5,593	14.2
Regional expenses:
Regional operating expenses	992	558	77.5		1,964	1,102	78.1
Regional depreciation and amortization	80	77	3.4		160	159	0.7
Maintenance, materials and repairs	647	459	40.9		1,264	835	51.3
Other rent and landing fees	694	686	1.2		1,372	1,256	9.2
Aircraft rent	345	356	(2.9)		698	706	(1.1)
Selling expenses	504	277	82.2		836	427	95.8
Depreciation and amortization	504	481	4.8		995	959	3.8
Special items, net	(5)	(1,288)	(99.6)		152	(2,996)	nm
Other	1,389	958	45.0		2,675	1,675	59.8
Total operating expenses	12,405	7,037	76.3		23,027	12,360	86.3
Operating income (loss)	1,017	441	nm		(706)	(874)	(19.2)
Nonoperating income (expense):
Interest income	29	5	nm		37	8	nm
Interest expense, net	(468)	(486)	(3.7)		(932)	(856)	8.8
Other income, net	25	49	(50.4)		118	158	(25.7)
Total nonoperating expense, net	(414)	(432)	(4.0)		(777)	(690)	12.6
Income (loss) before income taxes	603	9	nm		(1,483)	(1,564)	(5.2)
Income tax provision (benefit)	127	(10)	nm		(324)	(333)	(2.8)
Net income (loss)	$476	$19	nm		$(1,159)	$(1,231)	(5.8)

Earnings (loss) per common share:
Basic	$0.73	$0.03			$(1.78)	$(1.92)
Diluted	$0.68	$0.03			$(1.78)	$(1.92)
Weighted average shares outstanding (in thousands):
Basic	650,346	644,123			649,925	639,366
Diluted	718,532	656,372			649,925	639,366
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended June 30,		Increase (Decrease)	6 Months Ended June 30,		Increase (Decrease)
	2022	2021		2022	2021

Revenue passenger miles (millions)	57,516	42,022	36.9%	101,806	64,486	57.9%
Available seat miles (ASM) (millions)	66,163	54,555	21.3%	125,697	92,319	36.2%
Passenger load factor (percent)	86.9	77.0	9.9 pts	81.0	69.9	11.1 pts
Yield (cents)	21.25	15.57	36.4%	19.69	15.08	30.5%
Passenger revenue per ASM (cents)	18.47	12.00	54.0%	15.94	10.53	51.4%
Total revenue per ASM (cents)	20.29	13.71	48.0%	17.76	12.44	42.7%
Cargo ton miles (millions)	500	555	(9.8) %	1,036	1,087	(4.7) %
Cargo yield per ton mile (cents)	65.58	58.86	11.4%	66.74	59.02	13.1%

Fuel consumption (gallons in millions)	997	844	18.1%	1,891	1,452	30.2%
Average aircraft fuel price including related taxes (dollars per gallon)	4.03	1.91	nm	3.45	1.82	89.4%

Operating cost per ASM (cents)	18.75	12.90	45.3%	18.32	13.39	36.8%
Operating cost per ASM excluding net special items (cents)	18.76	15.57	20.5%	18.20	17.05	6.8%
Operating cost per ASM excluding net special items and fuel (cents)	12.68	12.61	0.5%	13.01	14.18	(8.3) %

Passenger enplanements (thousands)	53,068	44,019	20.6%	95,790	68,256	40.3%
Departures (thousands):
Mainline	260	220	18.1%	501	372	34.5%
Regional	243	247	(1.6) %	474	433	9.5%
Total	503	467	7.7%	975	805	21.1%
Average stage length (miles):
Mainline	1,181	1,172	0.8%	1,170	1,186	(1.3) %
Regional	478	483	(1.0) %	481	492	(2.4) %
Total	841	808	4.2%	835	813	2.7%
Aircraft at end of period:
Mainline (2)	895	854	4.8%	895	854	4.8%
Regional (3)	576	559	3.0%	576	559	3.0%
Total	1,471	1,413	4.1%	1,471	1,413	4.1%
Full-time equivalent employees at end of period:
Mainline	102,100	91,100	12.1%	102,100	91,100	12.1%
Regional (4)	27,100	26,300	3.0%	27,100	26,300	3.0%
Total	129,200	117,400	10.1%	129,200	117,400	10.1%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excludes 20 Boeing 737-800 mainline aircraft that are in temporary storage at June 30, 2022.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes 15 Embraer 145 and four Embraer 170 regional aircraft that are in temporary storage at June 30, 2022.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended June 30,		Increase (Decrease)	6 Months Ended June 30,		Increase (Decrease)
	2022	2021		2022	2021
Domestic (1)
Revenue passenger miles (millions)	39,488	34,871	13.2%	72,120	53,408	35.0%
Available seat miles (ASM) (millions)	43,948	41,037	7.1%	85,821	68,989	24.4%
Passenger load factor (percent)	89.9	85.0	4.9 pts	84.0	77.4	6.6 pts
Passenger revenue (dollars in millions)	9,120	5,444	67.5%	15,180	8,099	87.4%
Yield (cents)	23.10	15.61	47.9%	21.05	15.16	38.8%
Passenger revenue per ASM (cents)	20.75	13.27	56.4%	17.69	11.74	50.7%

Latin America (2)
Revenue passenger miles (millions)	8,424	5,970	41.1%	16,077	9,546	68.4%
Available seat miles (millions)	9,801	8,461	15.8%	20,112	16,326	23.2%
Passenger load factor (percent)	86.0	70.6	15.4 pts	79.9	58.5	21.4 pts
Passenger revenue (dollars in millions)	1,534	936	63.9%	2,761	1,417	94.8%
Yield (cents)	18.21	15.68	16.1%	17.17	14.85	15.6%
Passenger revenue per ASM (cents)	15.65	11.06	41.5%	13.73	8.68	58.1%

Atlantic
Revenue passenger miles (millions)	9,045	939	nm %	12,649	1,139	nm %
Available seat miles (millions)	11,630	4,035	nm %	18,010	5,186	nm %
Passenger load factor (percent)	77.8	23.3	54.5 pts	70.2	22.0	48.2 pts
Passenger revenue (dollars in millions)	1,481	125	nm %	1,947	147	nm %
Yield (cents)	16.37	13.26	23.5%	15.39	12.88	19.5%
Passenger revenue per ASM (cents)	12.73	3.09	nm %	10.81	2.83	nm %

Pacific
Revenue passenger miles (millions)	559	242	nm %	960	393	nm %
Available seat miles (millions)	784	1,022	(23.2) %	1,754	1,818	(3.5) %
Passenger load factor (percent)	71.2	23.7	47.5 pts	54.7	21.6	33.1 pts
Passenger revenue (dollars in millions)	88	40	nm %	153	61	nm %
Yield (cents)	15.81	16.71	(5.4) %	15.94	15.49	2.9%
Passenger revenue per ASM (cents)	11.26	3.96	nm %	8.72	3.35	nm %

Total International
Revenue passenger miles (millions)	18,028	7,151	nm %	29,686	11,078	nm %
Available seat miles (millions)	22,215	13,518	64.3%	39,876	23,330	70.9%
Passenger load factor (percent)	81.2	52.9	28.3 pts	74.4	47.5	26.9 pts
Passenger revenue (dollars in millions)	3,103	1,101	nm %	4,861	1,625	nm %
Yield (cents)	17.21	15.39	11.8%	16.38	14.67	11.6%
Passenger revenue per ASM (cents)	13.97	8.14	71.5%	12.19	6.97	75.0%
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)
–Operating Income (Loss) (GAAP measure) to Operating Income (Loss) Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items	3 Months Ended June 30,		Percent Increase (Decrease)	6 Months Ended June 30,		Percent Increase (Decrease)
	2022	2021		2022	2021
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Pre-tax income (loss) as reported	$603	$9		$(1,483)	$(1,564)
Pre-tax net special items:
Mainline operating special items, net (1)	(5)	(1,288)		152	(2,996)
Regional operating special items, net (2)	—	(167)		—	(381)
Nonoperating special items, net (3)	89	37		92	13
Total pre-tax net special items	84	(1,418)		244	(3,364)
Pre-tax income (loss) excluding net special items	$687	$(1,409)	nm	$(1,239)	$(4,928)	(74.8%)

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$603	$9		$(1,483)	$(1,564)
Total operating revenues as reported	$13,422	$7,478		$22,321	$11,486
Pre-tax margin	4.5%	0.1%		(6.6%)	(13.6%)

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$687	$(1,409)		$(1,239)	$(4,928)
Total operating revenues as reported	$13,422	$7,478		$22,321	$11,486
Pre-tax margin excluding net special items	5.1%	(18.8%)		(5.6%)	(42.9%)

Reconciliation of Net Income (Loss) Excluding Net Special Items
Net income (loss) as reported	$476	$19		$(1,159)	$(1,231)
Net special items:
Total pre-tax net special items (1), (2), (3)	84	(1,418)		244	(3,364)
Income tax special items, net	(9)	—		(9)	—
Net tax effect of net special items	(18)	309		(53)	762
Net income (loss) excluding net special items	$533	$(1,090)	nm	$(977)	$(3,833)	(74.5%)

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$533	$(1,090)		$(977)	$(3,833)
Shares used for computation (in thousands):
Basic	650,346	644,123		649,925	639,366
Diluted	718,532	644,123		649,925	639,366
Earnings (loss) per share excluding net special items:
Basic	$0.82	$(1.69)		$(1.50)	$(6.00)
Diluted	$0.76	$(1.69)		$(1.50)	$(6.00)

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

Reconciliation of Operating Income (Loss) Excluding Net Special Items	3 Months Ended June 30,		6 Months Ended June 30,
	2022	2021	2022	2021
	(in millions)		(in millions)
Operating income (loss) as reported	$1,017	$441	$(706)	$(874)

Operating net special items:
Mainline operating special items, net (1)	(5)	(1,288)	152	(2,996)
Regional operating special items, net (2)	—	(167)	—	(381)
Operating income (loss) excluding net special items	$1,012	$(1,014)	$(554)	$(4,251)

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$12,405	$7,037	$23,027	$12,360

Operating net special items:
Mainline operating special items, net (1)	5	1,288	(152)	2,996
Regional operating special items, net (2)	—	167	—	381
Total operating expenses, excluding net special items	12,410	8,492	22,875	15,737

Aircraft fuel and related taxes	(4,020)	(1,611)	(6,522)	(2,644)
Total operating expenses, excluding net special items and fuel	$8,390	$6,881	$16,353	$13,093
	(in cents)		(in cents)
Total operating expenses per ASM as reported	18.75	12.90	18.32	13.39

Operating net special items per ASM:
Mainline operating special items, net (1)	0.01	2.36	(0.12)	3.25
Regional operating special items, net (2)	—	0.31	—	0.41
Total operating expenses per ASM, excluding net special items	18.76	15.57	18.20	17.05

Aircraft fuel and related taxes per ASM	(6.08)	(2.95)	(5.19)	(2.86)
Total operating expenses per ASM, excluding net special items and fuel	12.68	12.61	13.01	14.18
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2022 six month period mainline operating special items, net principally included a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to current market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.
The 2021 second quarter mainline operating special items, net principally included $1.3 billion of Payroll Support Program (PSP) financial assistance. The 2021 six month period mainline operating special items, net principally included $3.2 billion of PSP financial assistance, offset in part by $168 million of salary and medical costs associated with certain team members who opted into voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.
(2)The 2021 second quarter regional operating special items, net principally included $167 million of PSP financial assistance. The 2021 six month period regional operating special items, net principally included $410 million of PSP financial assistance, offset in part by a $27 million non-cash impairment charge to write down regional aircraft resulting from the retirement of the remaining Embraer 140 fleet earlier than planned.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity and other investments as well as non-cash charges associated with debt refinancings and extinguishments.

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	6 Months Ended June 30,
	2022	2021
Net cash provided by operating activities	$2,924	$3,644
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	(1,405)	118
Airport construction projects, net of reimbursements	(156)	(77)
Proceeds from sale of property and equipment	19	161
Proceeds from sale-leaseback transactions	—	163
Sales of short-term investments	10,135	2,837
Purchases of short-term investments	(10,083)	(13,840)
Increase in restricted short-term investments	(10)	(404)
Purchase of equity investment	(200)	—
Other investing activities	—	6
Net cash used in investing activities	(1,700)	(11,036)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(1,659)	(5,040)
Proceeds from issuance of long-term debt	574	12,096
Shares withheld for taxes pursuant to employee stock plans	(16)	(13)
Proceeds from issuance of equity	—	460
Deferred financing costs	—	(166)
Other financing activities	6	121
Net cash provided by (used in) financing activities	(1,095)	7,458
Net increase in cash and restricted cash	129	66
Cash and restricted cash at beginning of period	408	399
Cash and restricted cash at end of period (1)	$537	$465

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$401	$325
Restricted cash included in restricted cash and short-term investments	136	140
Total cash and restricted cash	$537	$465

American Airlines Reports Second-Quarter 2022 Financial Results
July 21, 2022

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash	$401	$273
Short-term investments	12,121	12,158
Restricted cash and short-term investments	997	990
Accounts receivable, net	1,835	1,505
Aircraft fuel, spare parts and supplies, net	2,273	1,795
Prepaid expenses and other	898	615
Total current assets	18,525	17,336
Operating property and equipment
Flight equipment	38,754	37,856
Ground property and equipment	9,595	9,335
Equipment purchase deposits	617	517
Total property and equipment, at cost	48,966	47,708
Less accumulated depreciation and amortization	(18,972)	(18,171)
Total property and equipment, net	29,994	29,537
Operating lease right-of-use assets	7,510	7,850
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,079	1,988
Deferred tax asset	3,858	3,556
Other assets	1,906	2,109
Total other assets	11,934	11,744
Total assets	$67,963	$66,467
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,106	$2,489
Accounts payable	2,733	1,772
Accrued salaries and wages	1,505	1,489
Air traffic liability	8,969	6,087
Loyalty program liability	3,065	2,896
Operating lease liabilities	1,483	1,507
Other accrued liabilities	2,909	2,766
Total current liabilities	22,770	19,006
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	34,963	35,571
Pension and postretirement benefits	4,755	5,053
Loyalty program liability	6,189	6,239
Operating lease liabilities	6,313	6,610
Other liabilities	1,395	1,328
Total noncurrent liabilities	53,615	54,801
Stockholders' equity (deficit)
Common stock, 649,779,361 shares outstanding at June 30, 2022	6	6
Additional paid-in capital	7,259	7,234
Accumulated other comprehensive loss	(5,890)	(5,942)
Retained deficit	(9,797)	(8,638)
Total stockholders' deficit	(8,422)	(7,340)
Total liabilities and stockholders’ equity (deficit)	$67,963	$66,467